Exhibit 10.2

NAVIDEA BIOPHARMACEUTICALS, INC.

5600 Blazer Parkway, Suite 200Dublin, Ohio 43017-7550

THIS STOCK OPTION AGREEMENT (the “Agreement”), made by and between Navidea Biopharmaceuticals, Inc. (the “Company”), and Ricardo J.Gonzalez (the “Optionee”), is effective as of October 13, 2014 (the “Grant Date”).

WHEREAS, as an inducement for the Optionee’s joining the Company as its President and Chief Executive Officer, and as additional consideration for his entry into the Employment Agreement dated October 13, 2014 (the “Employment Agreement”), the Company wishes to afford the Optionee the opportunity to purchase a number of shares of its common stock, $0.001 par value (“Shares”) pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement the following capitalized terms shall have the meanings defined below:

“Board” or “Board of Directors” means the Board of Directors of the Company

“Change in Control” will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity (“Person”) acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by members of the Board representing at least two-thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board (“Original Board Members”) cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members. This definition shall be interpreted in accordance with the guidance under Section 409A of the Internal Revenue Code that describes a change in control, change in effective control, and change in ownership of a substantial portion of the assets of a corporation.

“Committee” means the Compensation, Nominating and Governance Committee of the Board of Directors, or such other committee as the Board shall appoint from time to time with responsibility for executive compensation and administration of equity incentive awards.

“Disabled” means a condition that (i) causes the Optionee to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) causes the Optionee, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its affiliates or (iii) causes the Optionee to be eligible to receive Social Security disability payments. The Committee, in its sole discretion, shall determine the date of any Disability.

“Fair Market Value” means, on any given date and as may be specified in this Agreement, (a) the closing sales price per share (or, if otherwise specified by the Committee, a price that is based on the opening, actual, high, low, or average sales prices per Share) of the Company’s common stock as reported on the NYSE MKT or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under the Code, the business day immediately preceding such date; or (b) if (a) does not apply, the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

“Option” shall have the meaning defined in Section 2.1.

“Option Price” shall have the meaning defined in Section 2.2.

“Retire” or “Retirement” means termination of Optionee’s employment by reason of his retirement at or after his or her having satisfied the requirements for retirement under the applicable Company qualified retirement plan, or in such other termination of employment determined to be a retirement by the Committee.

ARTICLE II
GRANT OF OPTIONS

Section 2.1.   Grant of Option.

For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of 1,000,000 Shares, subject to the adjustment as set forth in Section 1.3 hereof (the “Option”).

Section 2.2.   Exercise Price.

Subject to Section 1.3 hereof, the per Share exercise price of the Shares covered by the Option shall be $1.26 (the “Exercise Price”).

Section 2.3.   Adjustments to Option

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(a)                Appropriate adjustments in the aggregate number of Shares issuable pursuant to the Option and the Exercise Price shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to shareholders, stock distributions or combinations of Shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

(b)               In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for Shares then subject to the Option, the number and kind of Shares of stock, other securities, cash or other property to which Optionee is entitled pursuant to such transaction.

(c)                Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of Optionee’s rights, if Optionee receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Optionee has not paid the applicable Exercise Price) to the rights the Optionee would have received had he exercised his outstanding Option and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding.

ARTICLE III
VESTING AND EXERCISE OF OPTION

Section 3.1.   Vesting and Commencement of Exercisability.

The Option shall vest and become exercisable in three tranches, provided that the Optionee has been an employee of the Company continuously from the date of this Agreement through the date when such portion of the Option vests. The first tranche of 300,000 Shares will vest and become exercisable on the first anniversary of the Grant Date. The second tranche of 300,000 Shares will vest and become exercisable on or after the second anniversary of the Grant Date, provided that the Option will not be exercisable with respect to such Shares unless and until the average closing price per Share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $2.50 per share. The third tranche of 400,000 shares will vest and become exercisable on or after the third anniversary of the Grant Date, provided that the Option will not be exercisable with respect to such Shares unless and until the average closing price per Share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $3.50 per share.

Section 3.2.   Expiration of Option.

The unvested and unexercisable portion of the Option shall automatically expire immediately upon:

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(a)                the tenth anniversary of the Grant Date;

(b)               the date of the Optionee’s termination of employment, if the Optionee’s employment is terminated by the Company “for cause” as defined in Section 4.A. of the Employment Agreement; or

(c)                the date of the Optionee’s termination of employment as a result of Optionee’s voluntary resignation.

In the event that Optionee dies, Retires, or becomes Disabled prior to termination of this Option without having fully exercised the Option, Optionee or his successor shall have the right to exercise the option during its term within a period of one year after the date of such termination due to death, Disability or Retirement, to the extent that the Option option was exercisable at the date of termination due to death, Disability or retirement, or during such other period and subject to such terms, including accelerated vesting, as may be determined by the Committee.

Section 3.3.   Acceleration of Vesting of Option.

(a)                Any portion of the Option that has not previously become vested pursuant to Section 2.1 and has not expired or been terminated pursuant to Section 2.2 shall immediately become vested and exercisable upon the termination by the Company of Optionee’s employment “without cause,” as defined in Section 4.D. of the Employment Agreement, and in such event, any unexercised portion of the Option shall remain exercisable for a period of ninety (90) days following such termination of employment.

(b)               Any portion of the Option that has not previously become vested pursuant to Section 2.1 and has not expired or been terminated pursuant to Section 2.2 shall immediately become vested and exercisable upon the occurrence of a Change in Control of the Company. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion: (i) provide for the cancellation of any unvested portion of the Option for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Options been currently exercisable; (ii) make such adjustment to the Options then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any unexercised portion of the Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

Section 3.4.   Exercise.

This Option may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by Optionee to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid (i) in cash, (ii) by authorizing a third party with which Optionee has a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the total number of Shares as to which the Option is being exercised, or (v) by any combination of (i), (ii), (iii), and (iv). In the case of an election pursuant to (i) above, cash shall mean cash or check made payable to Navidea Biopharmaceuticals, Inc. In the case of payment pursuant to (ii) or (iii) above, Optionee’s authorization must be made on or prior to the date of exercise and shall be irrevocable.

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Section 3.5.   Rights as a Stockholder.

The Optionee shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company.

Section 3.6.   Forfeiture Conditions.

Notwithstanding any provision herein to the contrary, in the event of termination Optionee’s employment “for cause” as defined in Section 4.A. of the Employment Agreement, the breach of any non-competition or confidentiality restrictions applicable to Optionee, or Optionee’s participation in an activity that is deemed by the Committee to be detrimental to the Company, (i) Optionee’s right to exercise any unexercised portion of the Option shall immediately terminate and all rights thereunder shall cease, (ii) Optionee’s right to receive an issuance of Shares upon settlement of the Option shall immediately terminate, and, (iii) if the Option has been exercised, in whole or in part, then either (A) the Shares issued upon exercise of the Option shall be forfeited and returned to the Company and Optionee shall be repaid the lesser of (x) the then-current Fair Market Value per Share or (y) the Exercise Price paid for such Option Shares, or (B) Optionee will be required to pay to the Company in cash an amount equal to the gain realized by Optionee from the exercise of such Option (measured by the difference between the Fair Market Value of the Option Shares on the date of exercise and the Exercise Price paid by Optionee).

ARTICLE IV
MISCELLANEOUS

Section 4.1.   Administration.

The Committee shall have the power to interpret this Agreement. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee and his beneficiaries or successors, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under this Agreement.

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Section 4.2.   Option Not Transferable.

This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during by Optionee during his lifetime. Notwithstanding the foregoing, Optionee may transfer this Option either (a) to members of his immediate family (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that Optionee does not receive any consideration for the transfer, or (b) with the prior written approval of the Committee. Any Option held by a transferee remains subject to the same terms and conditions that applied immediately prior to transfer based on the transferor’s continuing relationship with the Company. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

Section 4.3.   Notices.

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the most recent address of the Optionee set forth in the personnel records of the Company. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 4.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.4.   Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 4.5.   No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement shall confer upon the Optionee any right to continue in employment, or shall interfere with or restrict in any way the rights of the Company and its affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions, if any, of the Employment Agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other stock awards.

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Section 4.6.   Nature of Grant.

In accepting the Option, the Optionee acknowledges that, regardless of any action the Company or its affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. Optionee acknowledges that this Option is not an incentive stock option under Section 422 of the Internal Revenue Code, and that Optionee will have taxable income upon the exercise of this Option. At that time, you must pay to Navidea an amount equal to the required federal, state and local tax withholding less any withholding otherwise made from your salary or bonus.

Section 4.7.   Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

Section 4.8.   Entire Agreement.

This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Brent L. Larson
Name: Brent L. Larson
Title: Executive Vice President & Chief Financial Officer

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Optionee

/s/ Ricardo J. Gonzalez
Ricardo J. Gonzalez

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OPTION EXERCISE FORM

The undersigned hereby exercises the right to purchase ____________________ shares of Common Stock of Navidea Biopharmaceuticals, Inc. pursuant to the Option Agreement dated October __, 2014.

Approved by (President, CEO or
EVP/CFO):

Optionee Signature	Date	Signature	Date

Sign and complete this Option Exercise Form and deliver it to:

Navidea Biopharmaceuticals, Inc.

Attn: Chief Financial Officer

5600 Blazer Parkway

Suite 200

Dublin, Ohio 43017-7550

together with the option price in cash (i) in cash, (ii) by authorizing a third party with which you have a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to Navidea a portion of the sale proceeds sufficient to pay the entire Exercise Price to Navidea, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; (iv) by authorizing Navidea to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the total number of Shares as to which the Option is being exercised, or (v) by any combination of (i), (ii), (iii), and (iv).

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